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                                                                       EXHIBIT 5

Blank Rome Tenzer Greenblatt LLP -----------------------------------------------

Counselors at Law                                The Chrysler Building
                                                 405 Lexington Avenue
Direct Dial:                                     New York, New York 10174-0208
                                                 Phone: 212.885.5000
Fax:                                             Fax: 212.885.5001

Email:

                                            February 8, 2002


TurboChef Technologies, Inc.
10500 Metric Drive - Suite 128
Dallas, Texas 75243

             Re:   TurboChef Technologies, Inc. (the "Company")
                   Registration Statement on Form S-3

Dear Sir/Madam:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration under the Act of an aggregate of 3,136,802 shares (the "Shares") of Common Stock, par value $.001 per share of the Company (the "Common Stock") including shares (the "Warrant Shares") of Common Stock issuable upon execution of outstanding warrants and options (the "Warrants").

         In our capacity as counsel to the Registrant, we have reviewed copies of the resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed relevant and necessary as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as photostatic or conformed copies. As to various questions of fact material to our opinions we have relied upon statements or certificates of public officials and representations of the Registrant and others.

         Based upon the foregoing, it is our opinion that: (a) the Shares are validly issued, fully paid and non-assessable; and (b) the Warrant Shares, when paid for and issued upon exercise of the Warrants, in accordance with the respective terms thereof, will be validly issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                  Very truly yours,

                                          /s/ BLANK ROME TENZER GREENBLATT LLP
                                              BLANK ROME TENZER GREENBLATT LLP

                       Blank Rome Comisky & McCauley LLP

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